As filed with the Securities and Exchange Commission on April 19, 2007

Registration No. 333-132397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERVALU INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5140	41-061700
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

11840 Valley View Road

Eden Prairie, Minnesota 55344

(952) 828-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

New Albertson’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5140	20-4067706
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

250 Parkcenter Boulevard

P.O. Box 20

Boise, ID 83726

(208) 395-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Breedlove, Esq. SUPERVALU INC. 11840 Valley View Road Eden Prairie, MN 55344	John P. Breedlove, Esq. New Albertson’s, Inc. c/o SUPERVALU INC. 11840 Valley View Road Eden Prairie, MN 55344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: The merger of Albertson’s, Inc. with and into New Diamond, Inc., a wholly owned subsidiary of New Albertson’s, Inc., was consummated on June 1, 2006, and the merger of New Albertson’s, Inc. with and into Emerald Acquisition Sub, Inc., a wholly owned subsidiary of SUPERVALU INC., was consummated on June 2, 2006. SUPERVALU INC. and New Albertson’s, Inc. are hereby amending this registration statement to deregister all of the common stock of New Albertson’s under this registration statement that remains unsold as of the date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4, File No. 333-132397 (the “Registration Statement”), of SUPERVALU INC., a Delaware corporation (“SUPERVALU”), and New Albertson’s, Inc., a Delaware corporation (“New Albertson’s”), that was declared effective on April 28, 2006, pertaining to 460,257,860 shares of the common stock of New Albertson’s and 104,991,502 shares of the common stock of SUPERVALU issuable in connection with a sequence of mergers and sale transactions consummated on June 1, 2006 and June 2, 2006.

On June 1, 2006, Albertson’s, Inc., a Delaware corporation (“Old Albertson’s”), became a wholly-owned subsidiary of New Albertson’s in a reorganization merger (the “Reorganization Merger”), as a result of which stockholders of Old Albertson’s received one share of New Albertson’s common stock, par value $0.01 per share in exchange for each share of Old Albertson’s common stock, par value $1.00, that they held prior to the Reorganization Merger. On June 2, 2006, New Albertson’s merged to become a wholly-owned subsidiary of SUPERVALU (the “SUPERVALU Merger”), as a result of which stockholders of New Albertson’s received $20.35 in cash and 0.182 shares of SUPERVALU common stock, par value $1.00, in exchange for each share of New Albertson’s common stock, par value $0.01, that they held prior to the SUPERVALU Merger. In addition, immediately prior to the SUPERVALU Merger, a group of investors led by Cerberus Capital Management, L.P. purchased the equity interests of Old Albertson’s (renamed Albertsons LLC) which then owned the non-core supermarket business of Old Albertson’s, and CVS Corporation, together with its subsidiary, CVS Pharmacy, Inc., purchased the standalone drug store business of Old Albertson’s.

Upon the consummation of the SUPERVALU Merger, SUPERVALU became the sole stockholder of New Albertson’s common stock and New Albertson’s common stock ceased to be publicly traded. As a result, New Albertson’s is suspending its reporting obligations under the Securities Exchange Act of 1934, as amended. In connection with this process, New Albertson’s is terminating all offerings of its securities pursuant to its existing registration statements. In filing this post-effective amendment, SUPERVALU and New Albertson’s hereby remove from registration all of the New Albertson’s common stock under the Registration Statement that remains unsold as of the date hereof.

2

SIGNATURES OF SUPERVALU

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on April 19, 2007.

SUPERVALU INC.

By:	/s/ Pamela K. Knous
Pamela K. Knous
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2007.

Signature	Title

/s/ Jeffrey Noddle Jeffrey Noddle	Chief Executive Officer, Chairman of the Board and Director (principal executive officer)

/s/ Pamela K. Knous Pamela K. Knous	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ A. Gary Ames A. Gary Ames	Director

* Irwin Cohen	Director

* Ronald E. Daly	Director

* Lawrence A. Del Santo	Director

* Susan E. Engel	Director

* Philip L. Francis	Director

* Charles M. Lillis	Director

3

* Steven S. Rogers	Director

* Edwin C. Gage	Director

* Garnett L. Keith, Jr.	Director

* Marissa Peterson	Director

/s/ Wayne C. Sales Wayne C. Sales	Director

/s/ Kathi P. Seifert Kathi P. Seifert	Director

*By:	/s/ John P. Breedlove
John P. Breedlove
As Attorney-in-Fact

4

SIGNATURES OF NEW ALBERTSON’S

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on April 19, 2007.

New Albertson’s, Inc.

By:	/s/ Pamela K. Knous
Pamela K. Knous Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2007.

Signature	Title

/s/ Jeffrey Noddle Jeffrey Noddle	Chief Executive Officer (principal executive officer)

/s/ Pamela K. Knous Pamela K. Knous	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)

/s/ David L. Boehnen David L. Boehnen	President and Director

/s/ John P. Breedlove John P. Breedlove	Director

5